Form 10-K, Exhibit 13
period 1996-12-31
TMS SBA LOAN ADJ RATE CERT SER 1996-1 CLASS A & B
filed 1997-03-31
CIK 1015202

                                  EXHIBIT 13
                               ANNUAL STATEMENT

                            SERVICER'S  CERTIFICATE



    IN  ACCORDANCE  WITH  SECTION  6.09  OF  THE  POOLING  AND  SERVICING
AREEMENT DATED AS OF FEBRUARY 29, 1996, THE MONEY STORE INVESTMENT CORPORATION REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1996 - 1 FOR THE Year-Ended 1996


1.  AVAILABLE FUNDS                                             $45,778,619.33


2. (A)  AGGREGATE CLASS A CERTIFICATE  PRINCIPAL BALANCE AS
       REPORTED IN THE PRIOR MONTH                               88,385,840.06

   (B)  AGGREGATE CLASS B CERTIFICATE  PRINCIPAL BALANCE AS
       REPORTED IN THE PRIOR MONTH                                6,652,697.64

   (C)  AGGREGATE POOL PRINCIPAL BALANCE AS REPORTED IN
       THE PRIOR MONTH                                           95,038,040.03

3.  PRINCIPAL PREPAYMENTS RECEIVED DURING DUE PERIOD
     (A)  NUMBER OF ACCOUNTS                                                50

     (B)  DOLLARS                                                 3,226,049.95

4.  PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED
    BY CURTAILMENTS RECEIVED DURING THE DUE PERIOD                  274,403.32


5.  PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED
    BY ALL EXCESS AND MONTHLY PAYMENTS IN RESPECT OF
    PRINCIPAL RECEIVED DURING THE DUE PERIOD                      2,190,894.22


6.  AGGREGATE AMOUNT OF INTEREST RECEIVED NET OF THE AGENT
    OF THE SBA's FEE, PREMIUM PROTECTION FEE, ADDITIONAL FEE
    AND PORTION PAYABLE TO REGISTERED HOLDERS                    11,118,633.55


7.  (A)  AMOUNT OF MONTHLY ADVANCE                                        0.00

    (B)  AMOUNT OF COMPENSATING INTEREST                             13,337.75


8.  DELINQUENCY AND FORECLOSURE INFORMATION                       NOT APPLICABLE


9.  PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY

    REALIZED LOSSES ON A LIQUIDATED  LOAN                                 0.00

10.  (A)  CLASS A INTEREST DISTRIBUTION  AMOUNT:
          (i) ACCRUED INTEREST                                    4,463,681.82
         (ii) SHORTFALL, IF ANY, ON A PRECEDING
              REMITTANCE DATE PLUS INTEREST                         134,705.95

        (iii) CLASS A INTEREST DISTRIBUTION AMOUNT
              ADJUSTMENT                                           (134,855.03)
      ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT               4,463,532.74
                                                                    4.90085204
     (B)  CLASS B INTEREST DISTRIBUTION  AMOUNT:
          (i) ACCRUED INTEREST                                      365,780.10
         (ii) SHORTFALL, IF ANY, ON A PRECEDING
              REMITTANCE DATE PLUS INTEREST                          10,157.77
        (iii) CLASS B INTEREST DISTRIBUTION AMOUNT
              ADJUSTMENT                                            (11,050.53)
      ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT                 364,887.34
                                                                    5.33560571
      (C)  CLASS A PRINCIPAL DISTRIBUTION  AMOUNT:
          (i) UNGUARANTEED PERCENTAGE OF PAYMENTS
              AND OTHER RECOVERIES OF PRINCIPAL                   5,292,953.16
         (ii) PRINCIPAL PORTION OF THE UNGUARANTEED
              INTEREST PURCHASED FOR BREACH OF
              WARRANTY AND RECEIVED BY THE TRUSTEE                        0.00
        (iii) SUBSTITUTION  ADJUSTMENTS                                   0.00
         (iv) UNGUARANTEED PERCENTAGE OF
              LOSSES THAT WERE LIQUIDATED                                 0.00
          (v) UNGUARANTEED PERCENTAGE OF SBA LOAN
              DELINQUENT 24 MONTHS OR
              UNCOLLECTIBLE                                               0.00
         (vi) RECALCULATED PRINCIPAL ADJUSTMENT                       7,951.25
      TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT                 5,300,904.41
                                                                    7.38434914
      (D) CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
          (i) UNGUARANTEED PERCENTAGE OF PAYMENTS
              AND OTHER RECOVERIES OF PRINCIPAL                     398,394.33
         (ii) PRINCIPAL PORTION OF THE UNGUARANTEED
              INTEREST PURCHASED FOR BREACH OF
              WARRANTY AND RECEIVED BY THE TRUSTEE                        0.00
        (iii) SUBSTITUTION  ADJUSTMENTS                                   0.00
         (iv) UNGUARANTEED PERCENTAGE OF
              LOSSES THAT WERE LIQUIDATED                                 0.00
          (v) UNGUARANTEED PERCENTAGE OF SBA LOAN
              DELINQUENT 24 MONTHS OR
              UNCOLLECTIBLE                                               0.00
         (vi) RECALCULATED PRINCIPAL ADJUSTMENT                         598.47

      TOTAL CLASS B PRINCIPAL DISTRIBUTION  AMOUNT                  398,992.80
                                                                    7.38434857

  11.  (A) AMOUNT AVAILABLE IN THE SPREAD ACCOUNT
           IN CASH AND FROM LIQUIDATION OF
           PERMITTED  INSTRUMENTS                                 3,854,370.36

       (B) TRANSFER FROM SPREAD ACCOUNT TO CERTIFICATE
           ACCOUNT PURSUANT TO SECTION 6.02(b)(i)                         0.00

  12.  (A) AGGREGATE CLASS A CERTIFICATE PRINCIPAL
           BALANCE AFTER DISTRIBUTIONS TO BE MADE
           ON THE REMITTANCE DATE                                87,699,095.59
                                                                  943.00102785
       (B) AGGREGATE CLASS B CERTIFICATE PRINCIPAL
           BALANCE AFTER DISTRIBUTIONS TO BE MADE
           ON THE REMITTANCE DATE                                 6,601,007.20
                                                                  943.00102857
       (C) POOL PRINCIPAL BALANCE AFTER  DISTRIBUTIONS
           TO BE MADE ON THE REMITTANCE DATE                     94,299,605.12
                                                                  942.99605120

  13.  (A) EXCESS SPREAD                                            248,389.88

       (B) EXTRA INTEREST                                           296,320.80

       (C) SPREAD ACCOUNT BALANCE                                 3,854,370.36

       (D) SPECIFIED SPREAD ACCOUNT REQUIREMENT                   3,855,145.08


  14.  (A) WEIGHTED AVERAGE MATURITY                                   229.930

       (B) WEIGHTED AVERAGE SBA LOAN INTEREST RATE                      10.427%

  15.  (A) SERVICING FEE FOR THE RELATED DUE PERIOD               1,162,991.06

       (B) PREMIUM PROTECTION FEE FOR THE RELATED
           DUE PERIOD                                             1,274,267.24

       (C) AMOUNTS TO BE DEPOSITED TO THE EXPENSE
           ACCOUNT                                                   43,962.09


   16. AMOUNT OF REIMBURSEMENTS PURSUANT TO:
       (A)  SECTION  5.04 (b)                                             0.00

       (B)  SECTION  5.04 (c)                                             0.00

       (C)  SECTION  5.04 (d)(ii)                                    39,224.48

       (D)  SECTION  5.04 (e)                                             0.00

       (E)  SECTION  5.04 (f)                                     1,049,342.32

   17. (A)  CLASS A REMITTANCE RATE                                      6.200%

       (B)  CLASS B REMITTANCE RATE                                      6.750%

   18. OTHER INFORMATION AS REQUESTED                                     0.00